EXHIBIT 10.1

                     SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT ("Agreement") is made and entered into effective this 31st day of October, 2005, by and between INTERLAND, INC. ("Interland") and NOVELL, INC., ("Novell"). Interland and Novell are collectively referred to herein as the "Parties," and individually as a "Party."

                                    RECITALS

A. The dispute between the Parties arises out of and relates to certain OEM Agreements between Novell on the one hand and Micron Electronics, Inc.
("Micron") and NetFrame Systems, Inc. ("NetFrame"), on the other (the "OEM Contracts"). Novell asserts that Interland is obligated to Novell under the OEM Contracts as the successor-in-interest to Micron and NetFrame. Interland denies Novell's allegations in the litigation.

B. Novell filed a Complaint for Damages ("Complaint") in Case No. 990403118, in the Fourth Judicial District Court for the State of Utah against Micron ("the Litigation"). The Complaint asserts claims for royalty payments claimed to be due under the OEM Contracts. During the course of the Litigation, Interland and/or Micron has asserted certain defenses and/or counterclaims against Novell.

C. Pursuant to the terms and conditions set forth herein, the Parties have now agreed to entirely settle and resolve their dispute, and to mutually dismiss all of their respective claims and defenses in the Litigation.

                                    AGREEMENT

1. Adoption of Recitals. The recitals set forth above are adopted and incorporated herein.

2. Execution of Master License Agreement and Payment from Interland to Novell. Interland hereby covenants and agrees to execute a standard Master License
Agreement ("MLA") and MLA Order Form substantially in conformance with the attached Exhibit "A," which MLA shall include the payment to Novell under the terms of the MLA in the total amount of Nine Hundred Thousand Dollars ($900,000). Such payment shall be paid to Novell in accordance with the terms and conditions of the MLA attached hereto as Exhibit "A."

3. Release to Interland. In consideration of the promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Novell, for itself and any and all parents, subsidiaries, affiliates, partners, and all related entities, together with their respective owners, directors, officers, employees, shareholders, agents, attorneys, insurers, predecessors, successors, assigns, and representatives, do hereby release and forever discharge Interland and any and all parents, subsidiaries (including without limitation NetFrame), affiliates, partners, and all related entities, together with their respective owners, directors, officers, employees, shareholders, agents, attorneys, insurers, predecessors, successors, assigns and representatives ("Interland Parties"), from any and all claims that may exist as of the date this Agreement is executed, including, but not limited to, those claims previously asserted in

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the Litigation, together with any and all other claims, actions, fines, damages, penalties, sanctions, costs or attorney's fees, of any nature whatsoever, whether in law or equity, or any other form, whether now known, unknown, asserted, unasserted, foreseen, unforeseen, contingent, actual, liquidated, or unliquidated, arising out of or relating to any such claims.

4. Release to Novell. In consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Interland, for itself and for any and all Interland Parties, does hereby release and forever discharge Novell and any and all parents, subsidiaries, affiliates, partners, and all related entities, together with their respective owners, directors, officers, employees, shareholders, agents, attorneys, insurers, predecessors, successors, assigns, and representatives ("Novell Parties"), from any and all claims that may exist as of the date this Agreement is executed, including, but not limited to, those claims asserted in the Litigation, together with any and all other claims, actions, fines, damages, penalties, sanctions, costs or attorney's fees, of any nature whatsoever, whether in law or equity, or any other form, whether now known, unknown, asserted, unasserted, foreseen, unforeseen, contingent, actual, liquidated, or unliquidated, arising out of or relating to any such claims.

5. Attorney's Fees and Costs. The Parties shall remain liable for their own attorneys' fees and costs incurred as a result of or in association with the Litigation.

6. No Admission of Liability. This Agreement shall not be construed to contain or constitute any admission, concession or agreement by any Party concerning the merits of any issues of claims raised in the Litigation, or any related issues or claims, and shall not be construed as constituting or containing any such admission, concessions or agreements regarding fault or liability.

7. Confidentiality. The terms and conditions of this Agreement shall be treated as confidential. Neither Party shall disclose the terms of this Agreement, nor shall any Party make any statements or comments about any other Party, the dispute between the Parties, or the Litigation, except to state that the Parties have amicably resolved their disputes and dismissed their respective claims and defenses in the Litigation, provided, however, that either Party may disclose in any filing with the Securities Exchange Commission any facts pertaining to this Agreement that it reasonably believes are required to be disclosed under applicable U.S. securities laws and the rule of any applicable stock exchange.

8. Joint Motion for Dismissal of Claims Between the Parties. Upon final payment of the Nine Hundred Thousand ($900,000) provided for under the terms of the MLA, the Parties hereby covenant and agree to have their respective legal counsel sign and file in the Litigation a Joint Motion for Dismissal of Claims with Prejudice.

9. Successors and Assigns. This Agreement shall inure to the benefit of each of the Parties, and shall be binding on the Parties and their respective successors and assigns.



                                       2
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10.  Applicable  Law;  Jurisdiction.  This  Agreement  shall be  governed by and construed and interpreted in accordance with the laws (excluding the choice of laws rules) of the State of Utah. The Parties mutually agree to subject themselves to the exclusive jurisdiction of the state and federal courts of the State of Utah, and agree to commence and maintain any lawsuit related to this Agreement in such courts.

11. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any Party's facsimile signature will be deemed a binding signature of this Agreement by such Party.

12. Titles and Headings. Titles and headings of the paragraphs and sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

13. Severability. The provisions of this Agreement are severable, and if any provision of this Agreement is found for any reason to be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be deleted only to the extent that it is found to be invalid or unenforceable. Such an invalid or unenforceable provision shall not affect the validity of the remainder of this Agreement, which shall continue in full force and effect.

14. Integration. This Agreement contains or expressly incorporates by reference the entire agreement of the Parties with respect to the matters contemplated herein, and supersedes all prior negotiations and agreements.

15. Authorization. Each individual executing this Agreement represents and warrants that such individual has been duly authorized to execute and deliver this Agreement in the capacity and for the entity set forth where such individual signs.

     The Parties have executed this Agreement on the respective dates set forth below, to be effective as of the date first set forth above.

                                       INTERLAND, INC.


                                       By:   /s/ Jeffrey Stibel
                                             -----------------------------------
                                       Its:  C.E.O.
                                             -----------------------------------
                                       Date: October 28, 2005
                                             -----------------------------------



                                       NOVELL, INC.


                                       By:   /s/
                                             -----------------------------------
                                       Its:  Director, Contracts
                                             -----------------------------------
                                       Date: 28 October 05
                                             -----------------------------------